EXHIBIT 99.2


                           GRANGE NATIONAL BANC CORP.
                              DIVIDEND REINVESTMENT
                             AND STOCK PURCHASE PLAN
                                 ENROLLMENT FORM


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                                                                    EXHIBIT 99.2

                           GRANGE NATIONAL BANC CORP.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                 ENROLLMENT FORM

     I wish to enroll in the Grange National Banc Corp. Dividend Reinvestment and Stock Purchase Plan and name the _________________________________________
as plan administrator as described in the plan prospectus.


ACCOUNT NAME AND ADDRESS                     ACCOUNT NUMBER


-----------------------------------          -----------------------------------
Social Security/Tax I.D. Number              PRINT - Name of Account Owner


-----------------------------------          -----------------------------------
Social Security/Tax I.D. Number              PRINT - Name of Account Owner

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Mailing Address                       Apt. No.

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City                       State                Zip         Daytime Phone Number

DIVIDEND REINVESTMENT
You must be a resident of Pennsylvania in order to participate, and you must enroll at least 25 shares to participate in the plan. If your address is not in Pennsylvania, the plan administrator will contact you to determine if you are a Pennsylvania resident. The plan administrator reserves the right to make additional inquiries, to require additional documentation from you, and to refuse to enroll you in the plan.

Please complete either option #1 or #2 (do not complete both options). If neither option is selected, the administrator will assume that you desire FULL reinvestment of your dividends.

     Option 1. FULL REINVESTMENT AND OPTIONAL CASH PURCHASES. If you check this option, you authorize the purchase of additional shares of common stock with the cash dividends on all shares of common stock currently or subsequently registered in your name, as well as on the shares of common stock credited to your plan account. In addition, cash payments of not less than $100 per payment, up to a total of $2,500 per quarter, will be used to purchase additional shares of common stock.

     Option 2. PARTIAL REINVESTMENT AND OPTIONAL CASH PURCHASES. You may elect to have any number of your shares enrolled in the plan, so long as you enroll 25 shares or more. Please provide the number of shares to be enrolled in the plan:
__________

     By checking this option, you authorize the purchase of additional shares of common stock with the cash dividends on the number of shares selected, as well as on the shares of common stock purchased with dividends and credited to your Plan Account. In addition, cash payments of not less than $100 per payment, up to a total of $2,500 per quarter, will be used to purchase additional shares of common stock.

     Additional Option: CERTIFICATE SAFEKEEPING. Whether you choose Option 1 or Option 2, you may enclose certificates for any number of shares you enroll in the plan. The plan administrator will cancel your certificates, and the shares will be kept in your account in "book entry" form. You may obtain a new certificate for any shares in your account by contacting the plan administrator to request a new certificate or by withdrawing shares or terminating your participation in the plan and paying the applicable fee.


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All holders listed on the registration must sign to enroll shares in the plan.
By signing below, you authorize the plan administrator to carry out your intent as indicated above. This authorization is given with the understanding that it can be terminated at any time by giving written notice to the plan administrator in accordance with the plan.

Print Name (1):             ----------------------------------------------------


Signature (1):              ----------------------------------------------------


Print Name (2):             ----------------------------------------------------


Signature (2):              ----------------------------------------------------


Date:                       ----------------------------------------------------



Please return this form to:

                           Grange National Banc Corp.
                           Attn:  Dividend Reinvestment and
                           Stock Purchase Plan Administration
                           198 E. Tioga Street
                           Tunkhannock, Pennsylvania 18657


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